UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2019

Virgin Galactic Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38202	98-1366046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

166 North Roadrunner Parkway, Suite 1C Las Cruces, New Mexico	88011
(Address of principal executive offices)	(Zip Code)

(661) 824-6690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-third of one Warrant to purchase one share of common stock	SPCE.U	New York Stock Exchange
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Warrants to purchase common stock	SPCE.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On November 11, 2019, Virgin Galactic Holdings, Inc. (the “Company”) dismissed Marcum LLP (“Marcum”) as its independent registered public accounting firm. Effective November 12, 2019, KPMG LLP (“KPMG”) has been engaged as the Company’s new independent registered public accounting firm. The audit committee of the Company’s board of directors (the “Audit Committee”) approved the dismissal of Marcum and the engagement of KPMG as the independent registered public accounting firm. Marcum served as the independent registered public accounting firm for the Company since May 5, 2017, its inception as Social Capital Hedosophia Holdings Corp. KPMG served as the independent registered public accounting firm for Virgin Galactic, LLC, The Spaceship Company, LLC, Virgin Galactic (UK) Limited and their respective subsidiaries (collectively, the “Virgin Galactic Business”) prior to the consummation of the business combination (as described in the Company’s Current Report on Form 8-K filed October 29, 2019). The decision to engage KPMG was made by the Audit Committee because, for accounting purposes, the historical financial statements of the Company include a continuation of the financial statements of the Virgin Galactic Business.

Marcum’s report on the Company’s financial statements for the year ended December 31, 2018 and for the period from May 5, 2017 (inception) through December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the period of Marcum’s engagement and the subsequent interim period preceding Marcum’s dismissal, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent interim period preceding Marcum’s dismissal.

During the period from May 5, 2017 (inception) through December 31, 2018 and the subsequent interim period preceding the engagement of KPMG, and through the date of this Current Report on Form 8-K (this “Report”), neither the Company nor anyone on its behalf has previously consulted with KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively).

The Company provided Marcum with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Report and requested that Marcum furnish a letter addressed to the Securities and Exchange Commission, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Marcum dated November 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: November 15, 2019	By:	/s/ George Whitesides
	Name:	George Whitesides
	Title:	Chief Executive Officer and President